Exhibit 3(ii)

BYLAWS

OF

RENTECH, INC.

i

ii

BYLAWS

OF

RENTECH, INC.

ARTICLE I - OFFICES

Section 1.1. Principal Office. The principal office of the corporation in the state of Colorado shall be located in the City and County of Denver. The corporation may also have offices at such other places within or without the state of Colorado as the Board may from time to time determine or the business of the corporation may require.

Section 1.2. Registered Office. The registered office of the corporation, required by the Colorado Business Corporation Act (the “Act”) to be maintained in the state of Colorado, may be, but need not be, identical with the principal office in the state of Colorado, and the address of the registered office may be changed from time to time by the Board.

ARTICLE II - SHAREHOLDERS

Section 2.1. Annual Meeting of Shareholders.

Section 2.1.1. Time of Meeting. The annual meeting of the Shareholders shall be held at such time on such day of each year as shall be fixed annually by the Board, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state of Colorado, such meeting shall be held on the next succeeding business day.

Section 2.1.2. Election of Directors. If the election of directors shall not be held on the day designated herein for any annual meeting of shareholders, or at any adjournment thereof, the board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.2. Special Meetings of Shareholders. Unless otherwise controlled by statute, special meetings of the shareholders may be called for any purpose or purposes by the president or by the Board. The president shall call a special meeting of the shareholders if the corporation receives one or more written demands for a special meetings, stating the purpose or purposes for holding the meeting, signed and dated by the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

Section 2.3. Place of Shareholder Meetings. The Board may designate any place, either within or outside the state of Colorado, as the place of meeting for any annual meeting or for an special meeting of shareholders called by the Board. If no designation is made, or if a special meeting is called other than by the president or Board, the place of meeting shall be the principal office of the corporation in the state of Colorado.

Section 2.4. Notice of Meeting of Shareholders.

Section 2.4.1. General Notice Provisions. Written notice stating the place, day and hour of a meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be given not less than ten nor more than sixty days before the date of the meeting, except that if the number of authorized shares is to be increased, at least thirty days notice shall be given.

Section 2.4.2. Notice of Purposes of Meetings. Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to:

(a) an amendment to or restatement of the articles of incorporation;

(b) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation’s shares will be acquired;

(c) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill;

(d) a dissolution of the corporation;

(e) any other purpose for which a statement of purpose is required by the Act.

Section 2.4.3. Means of Giving Notice. Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at the shareholder’s address as it appears in the corporation’s current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice shall be deemed to be given and effective on the date received by the shareholder.

Section 2.4.4. Expense of Notice. If requested by the person or persons lawfully calling such meeting, the notice shall be given at corporate expense.

Section 2.4.5. Adjournment. When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred twenty days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

Section 2.4.6. Waiver of Notice. A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

Section 2.4.7. Change of Shareholder’s Address. No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder’s mailing address as shown on the corporation’s books and records.

Section 2.5. Meeting of All Shareholders. If all of the shareholders shall meet at any time and place, either within or outside the state of Colorado, and consent to holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

Section 2.6. Closing of Transfer Books or Fixing of Record Date.

Section 2.6.1. Closure of Books in General. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy days.

Section 2.6.2. Closure of Books for Shareholder Meetings. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

Section 2.6.3. Board Action in Lieu of Closing Books. In lieu of closing the share transfer books, the Board may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

Section 2.6.4. Fixing Record Date in Lieu of Closing Books. If the share transfer books are not closed and no record date is fixed for determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 2.6.5. Provisions Applicable to Adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in sections 2.6.1 through 2.6.4, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting, in which case the Board shall make a new determination as provided in this section.

Section 2.7. Voting Record.

Section 2.7.1. Preparation. After a record date is fixed for a meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the corporation shall make, as of the record date, a complete record of the shareholders entitled to be given notice to vote at such meeting of shareholders or any adjournment thereof, arranged by voting groups and within each voting group by class or series of shares, in alphabetical order within each class or series, with the address of and the number of shares held by each shareholder in each class or series.

Section 2.7.2. Available for Inspection. For a period beginning the earlier of ten days before the meeting for which the record was prepared or two business days after notice of the meeting is given and continuing through the meeting, the record shall be kept on file at the principal office of the corporation or at a place identified in the notice of the meeting in the city where the meeting will be held, whether within or outside the state of Colorado, and shall be subject to inspection by any shareholder upon written demand at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting.

Section 2.7.3. Shareholders Entitled to Inspection. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

Section 2.8. Quorum of Shareholders.

Section 2.8.1. Majority Required. A majority of the vote is entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If no specific voting group is designated in the articles of incorporation or under the Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

Section 2.8.2. Adjournment. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.9. Action by Shareholders at a Meeting. If a quorum is present at a meeting of shareholders, an action of the shareholders is approved if a majority of the votes within each class present at the meeting favor the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the Act or the articles of incorporation or these bylaws.

Section 2.10. Proxies of Shareholders.

Section 2.10.1. Appointment of Proxy. At all meetings of shareholders, a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by the shareholder’s duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation.

Section 2.10.2. Contents, Submission and Period of Proxy. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing, or the proxy applies only to a specific meeting of shareholders and adjournments of that meeting.

Section 2.10.3. Substitution of Original. Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Section 2.10.4. Revocation of a Proxy.

(a) Revocation of a proxy does not affect the right of the corporation to accept the proxy’s authority unless:

(i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment; or

(ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy’s authority under the appointment.

(b) Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders’ meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

(c) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

(d) The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Section 2.11. Voting of Shares.

Section 2.11.1. Manner of Voting. At all meetings of shareholders, voting shall be by a written stock vote. Such vote shall be taken by ballot, and the secretary or inspector of election shall record the name of the shareholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder.

Section 2.11.2. Entitlement to Vote.

(a) Unless otherwise provided by these bylaws or the articles of incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. If two or more persons hold shares as co-tenants or fiduciaries and the vote for those shares is cast in a name that purports to be the name of at least one of them and the person voting in person or signing a proxy vote appears to be acting on behalf of all the cotenants or fiduciaries, the corporation may accept the vote. If more than one cotenant or fiduciary votes, the act of the majority shall bind all of the votes, and if the votes are evenly divided, each cotenant or fiduciary may vote the shares proportionately according to their beneficial interest. A shareholder shall not be entitled to vote where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of shareholders entitled to vote prior to that shareholder becoming a shareholder.

(b) Each record holder of stock shall be entitled to vote on the election of directors and shall have as many votes for each director as the shares owned by him and for whose election he has the right to vote.

(c) At each election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, shall be elected to the board of directors.

(d) Except as otherwise ordered by a court of competent jurisdiction upon a finding that the purpose of this Section would not be violated in the circumstances presented to the court, the shares of the corporation are not entitled to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation, except to the extent the second corporation holds the shares in a fiduciary capacity.

(e) Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

Section 2.12. Procedures for Submission of Shareholder Proposals.

(a) At any annual meeting of the shareholders of the corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section.

(b) For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the secretary of the corporation and such other business must otherwise be a proper matter for shareholder action.

(1) To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. “Public announcement” means the corporation’s distribution of a press release to the public or the filing of a Form 8-K with the Securities and Exchange Commission.

(2) To be in proper written form, a shareholder’s notice to the secretary shall set forth in writing, as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing the business and the beneficial owner or owners, if any, on whose behalf the proposal is made (iii) the class and number of shares of the corporation that are owned beneficially and of record by the shareholder and the beneficial owner or owners and (iv) any material interest of the shareholder and the beneficial owner or owners in the business proposed for the meeting.

(c) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that proposed business was not properly brought before the meeting in accordance with the provisions of this Section, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(d) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

Section 2.13. Conduct of Meetings. The meeting shall be conducted as determined by the president or other presiding officer of the meeting. Roberts Rules of Order shall be applied to the extent and as determined by the president or other presiding officer. At any meeting of shareholders, the chairman of the meting shall fix and announce at the meeting the opening of the polls for accepting votes, and the closing of the polls, for each matter upon which the shareholders will vote at the meeting. Closing of the polls in this manner shall be effective as of the time stated.

Section 2.14. Action by Shareholders Without a Meeting.

Section 2.14.1. Written Consents. Any action that may be taken by vote may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Such written consent of the shareholders entitled to vote has the same force and effect as an unanimous vote of such shareholders and may be stated as such in any document. Action taken under this Section is effective as of the date the last writing necessary to effect the action is received by the corporation, unless all of the writings specify a different effective date, in which case such specified date shall be the effective date for such action. If any shareholder revokes his consent as provided for herein prior to what would otherwise be the effective date, the action proposed in the consent shall be invalid. The record date for determining shareholders entitled to take action without a meeting is the date the corporation first receives a writing upon which the action is taken. Any shareholder who has signed a writing describing and consenting to action taken pursuant to this Section may revoke such consent by a writing signed by the shareholder describing the action and stating that the shareholder’s prior consent thereto is revoked, if such writing is received by the corporation before the effectiveness of the action.

Section 2.14.2. Electronic Transmission of Consent. Any such written consent may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto.

Section 2.15. Cumulative Voting. No shareholder shall be permitted to cumulate that shareholder’s votes.

Section 2.16. Corporation’s Acceptance of Votes. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

(a) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(c) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(d) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

(e) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

(f) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section.

The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary, inspector of election, or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Neither the corporation, an inspector, nor its officers nor any agent who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section shall be liable in damages for the consequences of the acceptance or rejection.

Section 2.17. Inspectors. The Board or president of the corporation, in advance of or at any meeting of shareholders, may appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

ARTICLE III - BOARD OF DIRECTORS

Section 3.1. General Powers. The business and affairs of the corporation shall be managed by its Board, except as otherwise provided in the Act or the articles of incorporation.

Section 3.2. Performance of Duties.

Section 3.2.1. Standard of Care. A director of the corporation shall perform that director’s duties as a director, including that director’s duties as a member of any committee of the Board upon which the director may serve, in good faith, in a manner in which that director reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs that person’s duties shall not have any liability by reason of being or having been a director of the corporation.

Section 3.2.2. Reliance Upon Other Persons and Written Materials. In the performance of the director’s duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a), (b), and (c) of this Section, but the director shall not be considered to be acting in good faith if that director has knowledge concerning the matter in question that would cause such reliance to be unwarranted. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

(a) One or more officer or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

(b) Legal counsel, public accountants, or other persons as to matters which the director reasonably believes to be within their professional or expert competence; or

(c) A committee of the Board upon which the director does not serve, duly designated in accordance with the provisions of the articles of incorporation and the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

Section 3.3. Number, Tenure and Qualifications. The Board shall consist of not less than three nor more than nine members, as may be fixed from time to time by resolution of the Board, provided, however, there need be only as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders. Directors shall be natural persons at least eighteen years of age, but need not be shareholders nor residents of the state of Colorado. Each director shall hold office until the third succeeding meeting of the shareholders or until the director’s successor shall have been elected and qualified.

Section 3.4. Nominations for the Board. Nominations for the election of directors may be made by the Board or by a shareholder entitled to vote in the election of directors. Shareholders may submit their recommendations for nominations to the corporation’s nominating committee for its evaluation and recommendation to the Board. A shareholder entitled to vote in the election of directors may make a nomination at a meeting of shareholders only if written notice of such shareholder’s intent to do so has been given, either by personal delivery or by United States mail, postage prepaid, and received by the corporation (a) with respect to an election to be held at an annual meeting of shareholders, not later than the end of the corporation’s fiscal year immediately preceding the annual meeting and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth day following the date on which notice of the special meeting was first mailed to the shareholders of the corporation.

Each shareholder’s notice of intent to make a nomination shall set forth in writing: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder (a) is a holder of record of stock of the corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange Act of 1934, as amended, as now in effect or hereafter modified, had the nominee been nominated by the Board; and (v) the written consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such person to serve as a director. No person shall be eligible for election as a director unless nominated either (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board.

Section 3.5. Eligibility Requirements. No person who has asserted or hereafter asserts any Claim against the corporation or any Subsidiary (any such person, a “Plaintiff”), and no person who is or becomes an Affiliate or Associate of any Plaintiff (while such person continues to be such an Affiliate or Associate) (any such person, a “Related Person”), shall be eligible to be elected or to serve as a director of the corporation until such Claim has been finally resolved (“Finally Resolved”); provided, however, that a director of the corporation who is validly nominated and elected a director but who after such election becomes a Plaintiff or Related Person, shall not solely by reason of so becoming or being a Plaintiff or Related Person cease to be a director and instead shall continue as a director for the remainder of the term for which such director was elected or until such director’s resignation or removal; provided, further, however, that it shall be the duty of any such director promptly to notify the Board that such director is or has become a Plaintiff or Related Person and it also shall be the duty of any such director, either to promptly take all steps as may be necessary to cause such director to be neither a Plaintiff nor a Related Person, or, if all such steps cannot be or have not been taken and such director continues to be either a Plaintiff or a Related Person and the pertinent Claim has not been Finally Resolved within 45 days of the date on which a director notifies the Board or the Board determines such director is or has become a Plaintiff or Related Person, which period may be extended by the Board (“Resolution Period”), to resign as a director of the corporation, effective immediately, at or before the end of such Resolution Period.

For purposes of this Section 3.5, the following terms shall have the following respective meanings:

(i) “Affiliate” means any person (or group of persons having any written or unwritten agreement, arrangement or understanding, whether or not enforceable, relating to any Claim) who or which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any Plaintiff. For purposes of the foregoing definition, the term “control” (including the terms controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and a “controlling” relationship between any person (or such a group) and another person shall be deemed to exist whenever (but is not limited to the situation in which) the former person (or members of such a group) directly or indirectly holds or owns at least ten percent of the outstanding securities of any class or series of voting securities issued by, or at least ten percent of the aggregate voting power with respect to, the latter person.

(ii) “Associate” means any person who or which:

(1) is an officer, partner, director, trustee or similar fiduciary of, or authorized to act in any similar capacity with respect to, any Plaintiff, any Affiliate or any other Associate of a Plaintiff;

(2) is, directly or indirectly, the holder or owner of at least ten percent of any class or series of equity securities issued by any Plaintiff or Affiliate;

(3) has a substantial beneficial interest in any Plaintiff or Affiliate which is a trust or estate; or

(4) is a member of the immediate family of any Plaintiff, any Affiliate or any other person described in (1), (2) or (3) of this Section.

For purposes of the foregoing definition, a person’s “immediate family” includes such person’s spouse, children, siblings, parents, parents-in-law, sons and daughters-in-law and brothers and sisters-in-law.

(iii) “Claim” means any claim, cross-claim, counter-claim or third-party claim pled in any action, suit or proceeding (whether at law, in equity or otherwise and regardless of the character of the relief sought) before or subject to the jurisdiction of any court, governmental agency or instrumentality, arbitrator, or similar body or authority, other than:

(1) one which (when aggregated with all other claims, cross-claims, counter-claims and third-party claims asserted by the pertinent Plaintiff or any Related Person of such Plaintiff against the corporation or any Subsidiary that have not been Finally Resolved), if it (and all other aggregated claims, cross-claims, counter-claims and third-party claims) were decided adversely to the corporation or a Subsidiary, could result in an order or orders compelling the corporation, any Subsidiary, or both of them, to pay out or otherwise dispose of cash or any other assets having an aggregate value in excess of 10% of the consolidated current assets of the corporation as of the quarter then most recently ended or render the corporation insolvent;

(2) one asserted in the right of the corporation.

(iv) When used with respect to a particular Claim, the term “Finally Resolved” means that a final order has been rendered with respect to such Claim and all available appeals from such order have been exhausted or the time for seeking such review has expired.

(v) “Subsidiary” means any corporation or other entity at least fifty percent of the equity of which is owned, directly or indirectly, by the corporation.

Section 3.6. Regular Meetings of Directors. A regular meeting of the Board shall be held without notice other than this bylaw immediately after, and at the same place as, the annual meeting of the shareholders or at such other time and place as the Board may select. The Board may provide, by resolution, the time and place, either within or without the state of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section 3.7. Special Meetings of Directors. Special meetings of the Board may be called by or at the request of the president or any two directors. The person or person authorized to call special meetings of the Board may fix any place, either within or without the state of Colorado, as the place for holding any special meeting of the Board called by them, provided that no meeting shall be called outside the state of Colorado unless a majority of the Board has so authorized.

Section 3.8. Notice of Director Meetings. Except as to regular meetings of directors for which no notice is required, written notice of meetings of directors shall be given as follows:

Section 3.8.1. Means of Notice. By mail to each director at his business address at least two days prior to the meeting; or by personal delivery, facsimile, electronic transmission, or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director.

Section 3.8.2. When Effective. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile has been received by the sender. If notice is by computerized electronic transmission, such notice shall be deemed to be delivered when delivery of the message is confirmed on the sender’s computer electronic message system. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

Section 3.8.3. Waiver. A director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. When any notice is required to be given to a director, a waiver thereof in writing signed by such director, whether before, at or after the time stated therein, shall constitute the giving of such notice.

Section 3.9. Quorum. A majority of the number of directors fixed by or pursuant to section 3.3 of this Article III, or if no such number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.10. Action by Directors at a Meeting. Except as otherwise required by law or by the articles of incorporation, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.11. Informal Action by Directors or Committee Members.

Section 3.11.1. Written Consents. Unless the articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the secretary for inclusion in the minutes or for filing with the corporate records.

Section 3.11.2. When Effective. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

Section 3.12. Participation by Electronic Means. Any members of the Board or any members of a committee designated by the Board may participate in a meeting of the Board or committee by means of telephone conference or similar communication equipment by which all person participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section 3.13. Vacancies.

Section 3.13.1. Manner of Filling. Any vacancy on the Board, including vacancies resulting from an increase in the number of directors in accordance with section 3.3 of this Article III, may be filled by the affirmative vote of a majority of the Board. If the directors remaining in office constitute fewer than a quorum of the Board, the directors may fill the vacancy by the affirmative vote of the majority of all directors remaining in office.

Section 3.13.2. Term of Director Filling Vacancy. A director elected to fill a vacancy shall hold office for the unexpired term of that director’s predecessor in office.

Section 3.14. Resignation. Any director may resign at any time by giving written notice to the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.15. Removal. Subject to any limitations contained in the articles of incorporation, any director or directors of the corporation may be removed only for cause, and only upon the vote of two-thirds of the shares outstanding of each class of stock which elected said director or directors, subject to the requirements of the Act.

Section 3.16. Committees. By resolution adopted by a majority of the Board, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board shall designate and as shall be prescribed by the Act. To the extent provided in the resolution, each committee shall have all the authority of the Board, except that no such committee shall have the authority to (i) authorize distributions, (ii) approve or propose to shareholders actions or proposals required by the Act to be approved by shareholders, (iii) fill vacancies on the Board or any committees thereof, (iv) amend articles of incorporation, (v) adopt, amend or repeal the bylaws, (vi) approve a plan of merger not requiring shareholder approval, (vii) authorize or approve the reacquisition of share unless pursuant to a formula or method prescribed by the Board, or (viii) authorize or approve the issuance or sale of shares, or contract for the sale of shares or determine the designations and relative rights, preferences and limitations of a class or series of shares, except that the Board may authorize a committee or officer to do so within limits specifically prescribed by the Board. The committee shall then have full power within the limits set by the Board to adopt any final resolution setting forth all preferences, limitations and relative rights of such class or series and to authorize an amendment of the articles of incorporation stating the preferences, limitations and relative rights of a class or series for filing with the Secretary of State under the Act.

Sections 8, 9, 10, 11, 12 or 13 of Article III, which govern meetings, notice, waiver of notice, quorum, voting requirements and action without a meeting of the Board, shall apply to committees of the Board and their members appointed under this Section 3.16. Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board or a member of the committee in question with his or her responsibility to conform to the standard of care set forth in Article III, Section 3.2.1 of these bylaws.

Section 3.17. Compensation. By resolute ion of the Board and irrespective of any personal interest of any of the directors, or the Board, each director may be paid that director’s expenses, if any, of attendance at each meeting of the Board, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.18. Presumption of Assent. A director who is present at a meeting of the Board or committee of the Board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless:

(a) the director objects at the beginning of the meeting, or promptly upon that director’s arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(b) the director contemporaneously requests that the dissent or abstention of that director as to any specific action taken be entered in the minutes of the meeting; or

(c) the director causes written notice of that director’s dissent or abstention as to any specific action to be received by the presiding officer of the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting.

The right to dissent to a specific action taken at a meeting of the Board or a committee of the Board shall not be available to a director who voted in favor of such action.

Section 3.19. Chairman of the Board; Person Presiding at Meetings. The directors shall choose one of their number to be chairman of the board (the “Chairman”). The Chairman shall, if present, preside at each meeting of the Board and shall be an ex officio member of all committees of the Board. The Chairman shall perform all such duties as may from time to time be assigned to him by the Board. In the absence of the Chairman at a meeting of the Board, the president, or in his absence the next highest ranking officer, shall preside as to matters of procedure and to facilitate the conduct of the meeting. In the event there be two or more persons of equal title present at a meeting of the Board, a chairman of the meeting, chosen by the Board, shall preside. A person other than a director authorized to preside at a meeting of the Board does so only for the foregoing limited purposes, and these bylaws in no way confer authority upon such person to infringe upon or alter the duties and powers held by the Chairman and the Board.

ARTICLE IV - OFFICERS

Section 4.1. Number and Offices. The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom must be a natural person who is eighteen years of age or older and shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any two or more offices may be held by the same person except the offices of president and secretary.

Section 4.2. Election and Term of Office. The officers of the corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after the annual meeting of the shareholders. If the election of the officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office for the ensuing year or until the officer shall resign or shall have been removed in the manner hereinafter provided or until such officer’s death or incapacity.

Section 4.3. Removal and Resignation of Officers.

Section 4.3.1. Removal. Any officer or agent may be removed by the Board at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.3.2. Resignation. An officer or agent may resign at any time by giving written notice of resignation to the secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term. If an officer resigns and his resignation is made effective at a later date, the Board, or officer or officers authorized by the Board, may permit the officer to remain in office until the effective date and may fill the pending vacancy before the effective date if the Board or officer or officers authorized by the Board provide that the successor shall not take office until the effective date. In the alternative, the Board, or officer or officers authorized by the Board, may remove the officer at any time before the effective date and may fill the resulting vacancy.

Section 4.5. President. The president shall be the principal executive officer of the corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the shareholders, and, in the absence of the Chairman, of the Board. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board or these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The president shall have such additional authority and duties as are appropriate and customary for the office of president and chief executive officer, except as the same may be expanded or limited by the Board from time to time.

Section 4.6. Vice President. In the absence of the president or in the event of the president’s death, inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties as from time to time may be assigned by the president or by the Board.

Section 4.7. Secretary. The secretary shall attend all meetings of the Board and of the shareholders, and record all votes and minutes of all proceedings in a book or books to be kept for that purpose. The secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized, and the secretary shall keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner. When required the secretary shall prepare or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, a list of shareholders indicating the number of shares of each respective class held by each. In general the secretary shall perform all duties incident to the office of secretary and such other duties as may be prescribed from time to time by the president or the Board.

Section 4.8. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in the corporate books. The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board and disburse the funds of the corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements. The treasurer shall render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all of the treasurer’s transactions as treasurer and of the financial condition of the corporation, and the treasurer shall render a full financial report at the annual meeting of the shareholders if so requested. The treasurer shall be furnished, at his or her request, with such reports and statements as the treasurer may require from the corporate officers and agents as to all financial transactions of the corporation. In general the treasurer shall perform all duties as are given by these bylaws or as from time to time are assigned by the Board or president.

Section 4.9. Assistant Officers. The Board may elect (or delegate to the Chairman or to the president the right to appoint) such other officers and agents as may be necessary or desirable for the business of the corporation. Such other officers may include one or more assistant secretaries and treasurers who shall have the power and authority to act in place of the officer to whom they are elected or appointed as an assistant in the event of the officer’s inability or unavailability to act in such officer’s official capacity.

Section 4.10. Sureties and Bonds. In case the Board shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board may direct. The bond shall be conditioned upon the officer’s or agent’s faithful performance of such officer’s or agent’s duties to the corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the corporation which may come into such officer’s or agent’s hands.

Section 4.11. Salaries. The salaries of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.

ARTICLE V - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by the president and secretary, respectively, or by such other officer or officers or other person or persons as the Board may from time to time designate.

ARTICLE VI - CERTIFICATES FOR SHARES

Section 6.1. Certificates. The Board shall be authorized to issue any of its classes of shares with or without certificates. The fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders. If the shares are represented by certificates, such shares shall be represented by consecutively numbered certificates signed, either manually or by facsimile, in the name of the corporation by the president or one or more vice presidents and the secretary or an assistant secretary. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nonetheless be issued by the corporation with the same effect as if he were such officer at the date of its issue. All certificates shall be consecutively numbered, and the names of the owners, the number of shares, and the date of issue shall be entered on the books of the corporation. Each certificate representing shares shall state upon its face:

(a)	that the corporation is organized under the laws of Colorado;

(b)	the name of the person to whom issued;

(c)	the number and class of the shares and the designation of the series, if any, that the certificate represents;

(d)	the par value, if any, of each share represented by the certificate;

(e)	At the direction of the Board, a summary on the front or the back, of the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board to determine variations for future classes or series or a conspicuous statement, on the front or the back, that the corporation will furnish to the shareholder, on request in writing and without charge, information concerning the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and rights determined for each series, and the authority of the Board to determine variations for future classes or series; and

(f)	Any restrictions imposed by agreement of shareholders or the corporation or law upon the transfer of the shares represented by the certificate.

Section 6.2. Consideration for Shares. Certificated or uncertificated shares shall not be issued until the shares represented thereby are fully paid. The Board may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed or other securities of the corporation. Future services shall not constitute payment or partial payment for shares of the corporation. The promissory note of a subscriber or an affiliate of a subscriber shall not constitute payment or partial payment for shares of the corporation unless the note is negotiable and is secured by collateral, other than the shares being purchased, having a fair market value at least equal to the principal amount of the note. For purposes of this Section, “promissory note” means a negotiable instrument on which there is an obligation to pay independent of collateral and does not include a non-recourse note.

Section 6.3. Lost or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 6.4. Transfer of Shares.

Section 6.4.1. Transfers. Upon surrender to the corporation or a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and receipt of such documentary stamps as may be required by law and evidence of compliance with all applicable securities laws and other restrictions, the corporation shall issue a new certificate or certificates to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation which shall be kept at its principal office or by the corporation’s duly appointed transfer agent and at the place designated by contract or the Board.

Section 6.4.2. Claimants to Shares. Except as otherwise expressly provided in Article II, Section 11, and except for the assertion of dissenters’ rights to the extent provided in Article 113 of the Act, the corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any person other than the registered holder, including without limitation any purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person.

Section 6.5. Transfer Agent, Registrars and Paying Agents. The Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

Section 6.6. Restrictions on Stock. The Board may restrict the transfer of any stock issued by giving the corporation or any shareholder “first right of refusal to purchase” the stock, by making the stock redeemable or by otherwise restricting the transfer of the stock under such terms and in such manner as the Board may deem necessary and as are not inconsistent with the articles of incorporation or the laws of the state of Colorado. The Board may also restrict the transfer of stock in connection with compliance with federal and states securities laws or in connection with any other matter as may be duly authorized by the corporation or required by law. Any stock whose transfer is so restricted must carry a stamped legend on the face of the certificate setting out the restriction.

ARTICLE VII - PROVISION OF INSURANCE

By action of the Board, notwithstanding any interest of the directors in the action, the corporation may purchase and maintain insurance, in such scope and amounts as the Board deems appropriate, on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, other enterprise or employee benefit plan, against any liability asserted against, or incurred by, him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article XI or applicable law. Any such insurance may be procured from any insurance company designated by the Board of the corporation, whether such insurance company is formed under the laws of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity interest or any other interest, through stock ownership or otherwise.

ARTICLE VIII - DISTRIBUTIONS

The Board may from time to time declare, and the corporation may pay, distributions, including dividends, on its outstanding shares in the manner and upon the terms and conditions provided by the Act and the articles of incorporation.

ARTICLE IX - CORPORATE SEAL

The Board shall provide a corporate seal which shall be circular in form and bear the name of the corporation, the state of incorporation, and the words “CORPORATE SEAL” OR “SEAL.” The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE X - AMENDMENTS

The bylaws may be amended, repealed or adopted by a majority vote of the Board or by the vote of two-thirds of the outstanding shares of each class of stock entitled to vote.

ARTICLE XI - INDEMNIFICATION AND LIMITATION OF LIABILITY

The officers, directors and agents of the corporation shall be indemnified as provided in the articles of incorporation, and the liability of directors shall be limited as provided in the articles of incorporation.

ARTICLE XII - FISCAL YEAR

The fiscal year of the corporation shall be designated by the Board.

ARTICLE XIII - MISCELLANEOUS

Section 13.1. Receipt of Notices by the Corporation. Notices, shareholder writings consenting to action, and other documents or writings shall be deemed to have been received by the corporation when they are actually received: (i) at the registered office of the corporation in Colorado; (ii) at the principal office of the corporation (as that office is designated in the most recent document filed by the corporation with the secretary of state for Colorado designating a principal office) addressed to the attention of the secretary of the corporation; (iii) by the secretary of the corporation wherever the secretary may be found; or (iv) by any other person authorized from time to time by the Board or the president to receive such writings, wherever such person is found.

Section 13.2. Gender and Tense. The masculine gender is used in these bylaws as a matter of convenience only and shall be interpreted to include the feminine and neuter genders as the circumstances indicate. Where the context or construction requires, all words used in the plural shall be deemed to have been used in the singular and vice verse, and the present tense shall include the past and future tense, and vice versa.

Section 13.3. Conflicts. In the event of any irreconcilable conflict between these bylaws and either the corporation’s articles of incorporation or applicable law, the latter shall control.

Section 13.4. Definitions. Except as otherwise specifically provided in these bylaws, all terms used in these bylaws shall have the same definition as in the Colorado Business Corporation Act.

IN WITNESS WHEREOF, the Board of Directors of Rentech, Inc. has adopted these bylaws as of November 30, 2004, to supersede all previous Bylaws of the Corporation and all amendments to them, and Rentech, Inc. has caused these Bylaws to be signed on its behalf by its President and attested by its Secretary on November 30, 2004.

RENTECH, INC.

ATTEST:

/s/ Ronald C. Butz	/s/ Dennis L. Yakobson
Ronald C. Butz, Secretary	Dennis L. Yakobson, President